QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

GMAC Educational Loan Funding Trust-I
Statements to Noteholders
For the period ending May 31, 2003

        Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer. The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer's knowledge. In some circumstances, certain expenses have been accrued.

        12.04(a) the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Class	Principal Reduction
A-1AR Notes	$—
A-2AR Notes	—
A-3AR Notes	—
B-1AR Notes	—

$—

        12.04(b) the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes	79,473
A-2AR Notes	80,080
A-3AR Notes	127,167
B-1AR Notes	15,244

301,964

        12.04(c) the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

        12.04(d) the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$200,829,138

        12.04(e) the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$78,000,000
A-2AR Notes	78,000,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000

$220,000,000

        12.04(f) the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Auction Rate
A-1AR Notes	1.300%
A-2AR Notes	1.299%
A-3AR Notes	1.320%
B-1AR Notes	1.390%

        12.04(g) the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees paid
Master servicing fees	2,500
Sub-servicing fees	23,257

        12.04(h) the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees (Annual fee of $22,000 paid in May)	22,000
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	52,500
Fees paid to Delaware Trustee (Annual fee of $4,000 paid in April)	—
Fees paid to Indenture Trustee/Eligible Lender Trustee (Annual fee of $49,500 paid in April)	—

        12.04(i) the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

	Principal	Interest	Total
Recoveries	$1,080,355	567,241	1,647,596

        Of the total amount recovered, $1,524,653 was received as of 5-31-03. The remainder was in-transit as of 5-31-03, and was received in early June.

        12.04(j) the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$2,200,000	—

Acquisition Fund:
12.04(k)
the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;	$—

12.04(l)
the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;	$—

12.04(m)
the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;	$—

12.04(n)
the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;
Loans Sold From the Trust	$—

        12.04(o) the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0—30 days	329	$9,418,542
31—60 days	163	4,445,327
61—90 days	199	5,858,094
91—120 days	26	825,285
Over 120 days	49	1,582,424
Claims filed	—	—

        12.04(p) the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$5,237,207	4,488	5,241,695
Reserve Fund	2,200,000	2,581	2,202,581
Acquisition Fund	4,663,408	5,107	4,668,515
Student Loan Receivable	200,829,138	1,228,328	202,057,466

Total	$212,929,753	1,240,504	214,170,257

Class	Balance	Accrued Interest	Total
A-1AR Notes	$78,000,000	30,983	78,030,983
A-2AR Notes	78,000,000	11,258	78,011,258
A-3AR Notes	50,000,000	3,667	50,003,667
B-1AR Notes	14,000,000	2,162	14,002,162

	$220,000,000	48,070	220,048,070

        12.04(q) the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	363	13,344,715	6.64%
Financed Student Loans in deferment	660	23,612,602	11.76%

QuickLinks

GMAC Educational Loan Funding Trust-I Statements to Noteholders For the period ending May 31, 2003